Exhibit (a)(1)(iii)

                          NOTICE OF GUARANTEED DELIVERY

                             TO TENDER COMMON SHARES

                                       OF

                               RSI HOLDINGS, INC.

                                       AT

                                 $0.10 PER SHARE

                        PURSUANT TO THE OFFER TO PURCHASE

                             DATED JANUARY 28, 2005

                                       BY

                              BCM ACQUISITION CORP.

         This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for Common shares, par value $0.01 per share, of RSI Holdings, Inc. ("RSI") and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth herein. See the section entitled "The Offer - Procedure or Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                     American Stock Transfer & Trust Company

         By Mail:                 By Facsimile Transmission:       By Hand or Overnight Courier:
 American Stock Transfer &      For Eligible Institutions Only:      American Stock Transfer &
       Trust Company                    (718) 234-5001                     Trust Company
      59 Maiden Lane                                                       59 Maiden Lane
    New York, NY 10038         For Confirmation Only Telephone:          New York, NY 10038
                                        (877) 248-6417

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and the certificates for Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

         The undersigned hereby tenders to BCM Acquisition Corp., a South Carolina corporation (the "Offeror"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 28, 2005 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, shares of the common stock, par value $0.01 per share, of RSI Holdings, Inc., a North Carolina corporation, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled "The Offer - Procedure for Tendering Shares".

(Please type or print)


Number of shares  : ___________________________________________________________

Certificate Numbers (if available): ___________________________________________

Check if shares will be delivered by book-entry transfer   [  ]


Name of Tendering Institution:  _______________________________________________


Account No.: __________________________________________________________________


Name(s) of Record Holder(s): __________________________________________________


Address(es) of Record Holder(s): ______________________________________________


Area Code(s) and Telephone Number(s) of Record Holder(s): _____________________


                                    SIGN HERE

---------------------------------------
Signature(s) of Record Holder(s)

---------------------------------------
Dated:

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an "Eligible Institution" and collectively, "Eligible Institutions"), hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing the shares tendered hereby, in proper form for transfer, or a confirmation of book-entry transfer of such shares, together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message, as defined in the Offer to Purchase, in lieu of a Letter of Transmittal) and any other required documents within three (3) business days after the date hereof. Failure to do so could result in a financial loss to such Eligible Institution.

                                         ---------------------------------
                                                   (Name of Firm)


                                        ----------------------------------
                                                     (Address)


                                        ----------------------------------
                                                     (Zip Code)


                                       ------------------------------------
                                                (Authorized Signature)


                                      --------------------------------------
                                                (Name) (Please Print)


                                      --------------------------------------
                                                      (Title)


                                       -------------------------------------
                                          (Area Code and Telephone Number)

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.